                         CITIZENS & NORTHERN CORPORATION
                                90-92 Main Street
                         Wellsboro, Pennsylvania   16901


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD TUESDAY, APRIL 18, 1995


TO THE HOLDERS OF THE COMMON STOCK OF THE CORPORATION:

     Notice is hereby given that the Annual Meeting of the holders of the common stock of Citizens & Northern Corporation (the "Corporation") will be held at the Wellsboro Office, located at 90-92 Main Street, Wellsboro, Pennsylvania, on Tuesday, April 18, 1995 at 2:00 P.M., local time, for the following purposes:

     1.   To elect five directors to Class II to serve for a term of 3 years;

     2. To approve and adopt the Citizens & Northern Corporation 1995 Stock Incentive Plan;

     3. To ratify the action of the Board of Directors in the appointment of the firm of Parente, Randolph, Orlando, Carey & Associates as independent auditors of the Corporation; and

     4. To transact such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on March 3, 1995, are entitled to notice of, and to vote at, the meeting. Such shareholders may vote in person or by proxy.

     ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. If you do attend the meeting, you may, if you wish, withdraw your proxy and vote your shares in person.

                              By Order of the Board of Directors,

                              Kathleen M. Osgood
                              Corporate Secretary

March 20, 1995

                         CITIZENS & NORTHERN CORPORATION
                                90-92 Main Street
                         Wellsboro, Pennsylvania   16901


                                PROXY STATEMENT
                Annual Meeting of Shareholders -- April 18, 1995


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Citizens & Northern Corporation to be used at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 18, 1995, at 2:00 P.M. at the Wellsboro Office, located at 90-92 Main Street, Wellsboro, Pennsylvania, and at any adjournment thereof. The approximate date upon which this Proxy Statement and proxy will first be mailed to shareholders is March 20, 1995.

     The Corporation's Board of Directors is soliciting proxies in connection with the Meeting. Shares represented by properly completed proxies will be voted in accordance with the instructions indicated thereon unless such proxies have previously been revoked. If no direction is indicated, such shares will be voted in favor of the election as directors of the nominees named below, in favor of the approval and adoption of the Corporation's 1995 Stock Incentive Plan, in favor of the ratification of the appointment of the firm of Parente, Randolph, Orlando, Carey & Associates as the Corporation's independent auditors, and in the discretion of the proxy holder as to any other matters which may properly come before the Meeting or any adjournment thereof. A proxy may be revoked at any time before it is voted by written notice to the Secretary of the Corporation or by attending the meeting and voting in person.

     The Corporation will bear the entire cost of soliciting proxies for the Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and telegram by the Corporation's directors, officers, and employees. Arrangements may also be made with custodians, nominees, and fiduciaries for forwarding proxy material to beneficial owners of stock held of record by such persons, and the Corporation may reimburse such custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

     The Board of Directors has fixed the close of business on March 3, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On the record date, there were outstanding and entitled to vote 4,962,456 shares of Common Stock. Common stockholders will be entitled to one vote per share on all matters to be submitted at the meeting. The Articles of Incorporation of the Corporation do not permit cumulative voting.

     No person is known by the Corporation to have beneficially owned 5% or more of the outstanding common stock of the Corporation as of March 3, 1995.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Articles of Incorporation of the Corporation provide that the Board of Directors shall consist of not less than five nor more than twenty-five directors and that within these limits the numbers of directors shall be as established by the Board of Directors. The Board of Directors has set the number of directors at fifteen. The Articles further provide that the Board shall be classified into three classes, as nearly equal in number as possible. One class of directors is to be elected annually. Five directors to Class II are to be elected at the Annual Meeting to serve for a three year term. It is the intention of the persons named as proxyholders on the enclosed form of proxy, unless other directions are given, to vote all shares which they represent for the election of management's nominees named in the tabulation below. Any shareholder who wishes to withhold authority from the proxyholders to vote for the election of directors, or to withhold authority to vote for any individual nominee, may do so by marking the proxy to that effect. Each director elected will continue in office until a successor has been elected. The Board of Directors recommends a vote for the election of the nominees listed below, each of whom has consented to be named as a nominee and to serve if elected. If for any reason any nominee named is not a candidate (which is not expected) when the election occurs, proxies will be voted for a substitute nominee determined by the Board of Directors.

     The following table sets forth certain information about the nominees, all of whom are presently members of the Board, and about the other directors whose terms of office will continue after the Annual Meeting:


                                             Age
Name and                                     as of          First            Shares       Percent of
Principal Occupation                         Record         Became        Beneficially   Common Stock
for Last Five Years                          Date           Director(1)     Owned (2)     Outstanding
- -------------------                          ----           -----------     ----- ---     -----------

CLASS II - MANAGEMENT'S NOMINEES FOR A 3 YEAR TERM ENDING IN 1998:

R. James Dunham                                64             1960          6,002 (3)             .12
 President of R.J. Dunham
 Inc. Department Store

Edward L. Learn                                47             1989          1,089                 .02
 Feed Mill Manager,
 Purina Mills, Inc.

John H. Macafee                                64             1974         15,990                 .32
 Owner and Operator of
 Mapoval Farms, Inc.

Leonard Simpson                                46             1989         14,392 (4)             .29
 Attorney at Law, formerly
 Sullivan County District
 Attorney

Donald E. Treat                                61             1966         10,350                 .21
 Owner of Treat Hardware

CLASS III - CONTINUING DIRECTORS WITH TERMS EXPIRING IN 1996:

J. Robert Bower                                60             1967         33,961 (5)             .68
 Pharmacist, formerly with
 Fay's Drug Co., Inc.

William K. Francis                             63             1971         42,078 (6)             .85
 Chairman, President & Chief
 Executive  Officer of Citizens &
 Northern Corporation and
 Citizens & Northern Bank

Laurence R. Kingsley                           65             1990         26,164                 .53
 Owner of L. R. Kingsley
 Lumber Company



                                        2


                                             Age
Name and                                     as of          First            Shares       Percent of
Principal Occupation                         Record         Became        Beneficially   Common Stock
for Last Five Years                          Date           Director(1)     Owned (2)     Outstanding
- -------------------                          ----           -----------     ----- ---     -----------

Lawrence F. Mase                               60             1990          4,627                 .09
 President of Mase's, Inc.

Howard W. Skinner                              65             1979         24,244                 .49
 Retired, formerly
 Senior Vice President of
 Citizens & Northern Corporation
 and Citizens & Northern Bank

CLASS I - CONTINUING DIRECTORS WITH TERMS EXPIRING IN 1997:

R. Robert DeCamp                               54             1988            714                 .01
 President & Chief Executive
 Officer of Patterson Lumber
 Company, Inc.

Adelbert E. Eldridge                           62             1989          4,819 (7)             .10
 Retired Regional Director of
 Susquehanna Region of
 Pennsylvania Electric Co.

Robert J. Murphy                               62             1988          6,254                 .13
 Retired, formerly Attorney
 in law firm of Davis,
 Murphy, Niemiec & Smith

Edward H. Owlett, III                          40             1994          3,639 (8)             .07
 Attorney in law firm of
 Owlett, Lewis & Ginn, P.C.

F. David Pennypacker                           53             1993          2,736                 .06
 C.P.A. in firm of
 Pennypacker & Zeigler, P.C.

All Directors and Executive
Officers as a Group (19 persons)                                          220,808                4.45


(1) Includes service as director of the Corporation's predecessor, Citizens & Northern Bank.

(2) Number of shares of Corporation common stock beneficially owned, directly or indirectly, as of January 13, 1995. Unless otherwise indicated in a footnote below, each individual holds sole voting and investment authority with respect to the shares listed. This information has been furnished by each individual.

(3)  Includes 658 shares held in a trust for Mr. Dunham's children.

(4) Includes 1,252 shares held in a SEP-IRA Plan for the benefit of Mr. Simpson's retirement plan.

(5) Mr. Bower disclaims beneficial ownership of 10,141 shares included above that are held in agency accounts individually by his wife.

(6) Mr. Francis disclaims beneficial ownership of 18,732 shares included above that are held individually by his wife and 116 shares held for his granddaughter.


                                        3

(7) Includes 3,030 shares held in a self-directed IRA for the benefit of Mr. Eldridge.

(8) Mr. Owlett disclaims beneficial ownership of 1,264 shares included above that are held for his nephew and 1,264 shares held for his niece.

     No person named above as a nominee or director has any family relationship with any other person so named.



                          BOARD OF DIRECTOR COMMITTEES,
              ATTENDANCE AT MEETINGS AND COMPENSATION OF DIRECTORS

     Both the Corporation's and the Bank's By-Laws provide that the Board may create any number of committees of the Board as it deems necessary or appropriate from time to time. As of the date hereof, no Board committees of the Corporation have been established.

     The Bank has an Audit Committee consisting of eight non-employee members of the Board of Directors. The members of the Committee are Adelbert E. Eldridge, Laurence R. Kingsley, Edward L. Learn, John H. Macafee, Lawrence F. Mase, Robert J. Murphy, Edward H. Owlett, III, F. David Pennypacker and Donald
E. Treat. The primary function of the Audit Committee is to review the internal audit program as performed by the internal auditors, recommend to the Board of Directors the independent auditors for the year, and review the examinations and reports of those persons. The Audit Committee held three meetings in 1994.

     The Bank has an Executive Committee consisting of six members of the Board of Directors who are as follows: R. Robert DeCamp, R. James Dunham, William K. Francis, John H. Macafee, Robert J. Murphy, and Leonard Simpson, as well as Craig G. Litchfield, Senior Vice President of the Corporation and Bank. The function of this committee is to recommend policy procedures. During 1994, the Executive Committee held six meetings. The Executive Committee also functions as a nominating committee and an investment committee.

     The Salary and Pension Committee of the Bank, which held three meetings in 1994, consisted of the following six non-employee members of the Board of
Directors: R. Robert DeCamp, R. James Dunham, John H. Macafee, Robert J. Murphy,
F. David Pennypacker and Leonard Simpson. The committee is charged with reviewing compensation for all officers and employees of the Bank and administering the retirement and benefit plans.

     The Trust Investment Committee of the Bank, which met eleven times in 1994, consists of four members of the Board of Directors; namely, J. Robert Bower, R. James Dunham, Edward L. Learn and Leonard Simpson. Paul M. Ritter, Vice President and Trust Officer of the Bank, is also a member of this committee, which determines the policy and investments of the Trust Department, the acceptance of all fiduciary relationships and relinquishment of all fiduciary relationships. The committee keeps minutes of their meetings which are reviewed monthly by the Board of Directors.

     The Bank also has an Asset Liability Committee, which consisted of R. Robert DeCamp and William K. Francis, two members of the Board of Directors, James W. Seipler, Treasurer of the Corporation, and Craig G. Litchfield, Senior Vice President of the Corporation. This committee met eleven times during 1994. The purpose of the committee is to stabilize and improve profitability by balancing the relationship between risk and return over an extended period of time.

     The Board of Directors of the Corporation met twelve times and the Board of Directors of the Bank met fourteen times in 1994. All of the directors except Edward H. Owlett, III, who was elected in 1994, attended at least 75% or more of the combined number of meetings of the Corporation, Bank and their committees of which they were members.

     All directors of the Corporation are directors of the Bank. Each director who is not an officer of the Corporation or Bank received an annual retainer of $4,500 and an attendance fee of $100 for each meeting of the Board attended. In addition, each such director received a fee of $100 for attendance at each committee meeting. The aggregate amount of directors' retainers and fees paid during 1994 was $119,450.

                   CORPORATION'S AND BANK'S EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the current executive officers of the Corporation and the Bank.


                                                       Age as of        Shares       Percent of
Name and Position                                      Record        Beneficially   Common Stock
for Last Five Years                                    Date            Owned (1)     Outstanding
- -------------------                                    ----            ---------     -----------

William K. Francis                                       63            42,078 (2)         .85
 Chairman, President and C.E.O. of
 the Corporation since 1987; Chairman,
 President and C.E.O. of the Bank
 since 1982

Craig G. Litchfield                                      47             6,111 (3)         .12
 Senior Vice President of the Corporation
 and the Bank since 1994, formerly
 Vice President of the Bank since 1982

Robert W. Anderson                                       56             4,913             .10
 Vice President, Data Processing,
 of the Bank since 1969

Paul M. Ritter                                           63             4,716             .10
 Vice President and Trust Officer of
 the Bank since 1969

James W. Seipler                                         53             8,009 (4)         .16
 Treasurer of the Corporation since
 1987; Controller and Cashier of the
 Bank since 1971

(1) Number of shares of Corporation common stock beneficially owned, directly or indirectly, as of January 13, 1995. Unless otherwise indicated in a footnote below, each individual holds sole voting and investment authority with respect to the shares listed. This information has been furnished by each individual.

(2) Includes 18,732 shares held individually by his wife and 116 shares held for his granddaughter in which Mr. Francis disclaims beneficial ownership.

(3) Mr. Litchfield disclaims beneficial ownership of 843 shares held individually by his wife and a total of 634 shares included above that are held with his daughters.


                                        5

(4) Mr. Seipler disclaims beneficial ownership of 558 shares included above that are held jointly with his sons.

     None of the above executive officers has any family relationship with any other executive officer or with any director of the Corporation.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Salary & Pension Committee ("Committee") of the Board of Directors establishes compensation policies, plans and programs which are intended to accomplish three objectives: to attract and retain highly capable and well qualified executives; to focus executives' efforts on increasing long-term shareholder value; and to reward executives at levels which are competitive with the marketplace for similar positions and commensurate with the performance of each executive and of Citizens & Northern. Each member of the Committee is an independent non-employee director. The Committee establishes the salaries of the other executive officers with input from the Chief Executive Officer and all decisions relating to the compensation of the executive officers are reviewed by the Board of Directors.

     With the lack of long-term incentive compensation plans, the Committee recognizes the need to adjust base compensation accordingly. The key elements in Citizens & Northern's executive compensation program, all determined by individual and corporate performance, are base salary compensation, annual incentive compensation and equitable retirement benefits.

     Annual compensation for the Chief Executive Officer is determined in essentially the same way as for other executives, recognizing that the CEO has overall responsibility for the performance of Citizens & Northern. The Committee believes that the CEO compensation should be heavily influenced by the performance of the Corporation. The Committee established the CEO's base salary by considering the salaries of CEOs of comparably-sized banks and their performance according to salary information compiled by both regional and national benefit and salary surveys.

     In establishing his base salary, the Committee reached the following conclusions regarding company performance: Survey comparison of Citizens & Northern established a survey Peer Group of 25 independent banks whose 1993 average asset size equaled C&N's, and further narrowed their Peer Group to a Core Group of 18 banks with a ROA of 1.00% or higher. Citizens & Northern's net income was 27% higher than the average of the Peer Group. C&N's return on assets for 1993 was 1.60%, 35% better than the Peer Group average, and 17% better than a Core Group average of high-performing banks. C&N's 1993 return on equity of 17.4% was also 35% better than the Peer Group average and 20% better than the Core Group average. Mr. Francis' base salary is competitive at 2% - 5% below CEOs who receive the same compensation package; however, his total compensation with bonus falls to 86% of par behind Core Group CEOs. In 1993, the Committee established the Chief Executive Officer's 1994 base salary at $200,000, representing an 11% increase over 1993.

     The annual compensation of the Chief Executive Officer and executive officers is reviewed annually by the Committee, except for decisions about awards under the Incentive Award Plan. These awards are made solely by the attainment of specific measurable performance indicators, which are return on assets, performance to budget, deposit growth and past-due reduction. If the target is met, awards are calculated for each participant based upon the level of corporate performance relative to the target. C&N's Incentive Award Plan caps the award at 25% of base compensation, while the Peer Group awarded cash bonuses to CEOs averaging 33.8%.

     The Corporation approved a non-qualified Supplemental Income Plan effective January 1, 1989. It was designed for the purpose of retaining talented executives and to promote in these executives a strong interest in the long-term, successful operation of the Corporation. The Plan supplements the lower retirement benefits of executives in comparison with average total retirement benefits paid non-executives. The Plan is an unfunded plan and is subject to the general creditors of the Corporation.

     The Committee believes that the concepts discussed above further the shareholders' interests since a significant part of executive compensation is based on obtaining results for the shareholders. The Committee bases its review on experience of its own members, on information requested from management and information compiled by various independent compensation consultants. The Committee believes that the program encourages responsible management of the Corporation.

               Members of the Compensation Committee,

               R. Robert DeCamp, Chairman        F. David Pennypacker
               R. James Dunham                   Robert J. Murphy
               John H. Macafee                   Leonard Simpson

                             EXECUTIVE COMPENSATION

     The cash compensation paid by the Corporation and Bank during the fiscal year ended December 31, 1994 to the CEO and four most highly compensated executives whose salary and bonus exceed $100,000 is listed in the following table:

                                           ANNUAL COMPENSATION                            LONG-TERM COMPENSATION
                                                                                            Awards              Payouts
             (a)                        (b)         (c)        (d)         (e)         (f)         (g)       (h)       (i)
                                                                          Other                                        All
                                                                         Annual    Restricted                         Other
                                                                         Compen-      Stock     Options/    LTIP     Compen-
Name and                                         Salary(1)    Bonus     sation(2)    Awards       SARs     Payouts  sation(3)
Principal Position                      Year        ($)        ($)         ($)         ($)         (#)       ($)       ($)
- -----------------------------------------------------------------------------------------------------------------------------

WILLIAM K. FRANCIS                      1994     200,000     50,000         X           0           0         0      55,796
 President, Chairman                    1993     180,000     45,000         X           0           0         0      53,278
 & C.E.O                                1992     168,000     42,000         X           0           0         0      46,163

CRAIG G. LITCHFIELD                     1994     117,115     29,279         X           0           0         0      13,655
 Senior Vice President                  1993      92,000     23,000         X           0           0         0      11,814
                                        1992      80,000     20,000         X           0           0         0      10,922

PAUL M. RITTER                          1994      93,000     23,250         X           0           0         0      28,455
 Vice President and                     1993      87,000      7,395         X           0           0         0      28,455
 Trust Officer                          1992      81,000     20,250         X           0           0         0      22,414

ROBERT W. ANDERSON                      1994      92,000     23,000         X           0           0         0      16,053
 Vice President                         1993      86,000     21,500         X           0           0         0      15,445
                                        1992      80,000     20,000         X           0           0         0      14,666

JAMES W. SEIPLER                        1994      92,000     23,000         X           0           0         0      14,530
 Controller and                         1993      86,000     21,500         X           0           0         0      14,122
 Cashier                                1992      80,000     20,000         X           0           0         0      13,629
- -----------------------------------------------------------------------------------------------------------------------------



                                        7

(1)  The amounts shown in this column represent annual base salary.

(2) The Bank provides automobiles and certain other benefits for certain of its principal officers in connection with the business of the Bank. The value of personal benefits to the officers individually is not included in the table above because the aggregate amount of such other compensation is less than 10% of the cash compensation paid to the individual as reported above.

(3) The amount indicated includes the Bank's contribution to the Savings & Retirement Plan (401K) and the Non-Qualified Supplemental Executive Retirement Plan.


                                PERFORMANCE GRAPH

     Set forth below is a chart comparing the Corporation's cumulative return to shareholders against the cumulative return of the NASDAQ Bank Stocks Index and a Peer Group Index of similar banking organizations selected by the Corporation for the five year period commencing January 1, 1989 and ending December 31, 1994.The shareholder return shown on this chart is not necessarily indicative of future performance. Under ideal circumstances, a recognized banking industry index relevant to the Corporation might be used to ensure greater consistency in reporting over time. At this time, however, it is believed that none of the available banking indices appropriately reflect banks of the Corporation's size and limited stock transaction activity.

                                     [Graph]

                    1989     1990      1991      1992      1993      1994
C & N BANK         100.00    98.17    103.74    121.46    178.16    231.79
PEER GROUP         100.00    93.89     98.53    125.32    180.99    209.27
NASDAQ BANK        100.00    65.91     89.65    136.29    176.32    178.27


     All ten institutions in the peer group selected by the Corporation are headquartered in Pennsylvania, have total assets of $200 to $600 Million, market capitalization of at least $25 Million, and are not listed on the NASDAQ National Market System. This peer group consists of ACNB Corporation, Gettysburg; CNB Financial Corporation, Clearfield: Drovers Bancshares Corporation, York; First West Chester Corporation, West Chester; Franklin Financial Service Corp., Chambersburg; Hanover Bancorp, Inc., Hanover; Penn Security Bank and Trust Company, Scranton; Penn Rock Financial Services Corporation, Blue Ball; Penns Woods Bancorp, Inc., Jersey Shore and Sterling Financial Corporation, Lancaster. This is the same peer group that was used in 1994.

                                  PENSION PLAN

     The Citizens & Northern Bank Pension Plan (the "Plan") - is intended to provide a defined retirement benefit to participants without regard to the profits of the Bank. Employees are neither required nor permitted to contribute to the Plan. Annual contributions by the Bank are determined actuarially. To participate in the Plan, an employee must be 21 years of age and have completed one year of service. A participant's retirement benefit, which becomes fully vested after 5 years of service, is based on compensation and credited service with the Bank. For purposes of determining a retirement benefit, the term "compensation" is defined to include an employee's total remuneration received from the Bank, including base salary and overtime. Benefits are a percentage of the average compensation for the five consecutive years of highest compensation preceding retirement, multiplied by the number of years of completed service, up to 25 years. The Bank's Trust Department serves as Trustee under the Plan.

     The following table indicates, for purposes of illustration, the approximate amounts of annual retirement income which would be payable under the terms of the Plan, in the form of a straight life annuity, to a participant who retired as of December 31, 1994, at age 65, under various assumptions as to compensation and years of credited service. For any plan year beginning after December 31, 1993, the Pension Plan benefits are determined on only the first $150,000 in compensation as determined by the Commissioner of the Internal Revenue Service and as prescribed by law.


                               PENSION PLAN TABLE

          Average Annual         Years of Credited Service
          Compensation           15        20     25 (or more)
          --------------      -------   -------   ------------

          $ 75,000            $14,922   $19,896   $24,870
          $100,000            $20,735   $27,646   $34,558
          $125,000            $26,547   $35,396   $44,245
          $150,000            $32,360   $43,146   $53,933
          $175,000            $32,360   $43,146   $53,933
          $200,000            $32,360   $43,146   $53,933
          $225,000            $32,360   $43,146   $53,933
          $250,000            $32,360   $43,146   $53,933


     The credited years of service as of December 31, 1994 for Francis, Litchfield, Ritter, Anderson and Seipler were 23, 22, 23, 23 and 29 years, respectively.

     In December, 1989, the Bank established a non-qualified supplemental executive retirement plan for certain key executive employees (Executive Plan). The Executive Plan provides a retirement benefit for executives who retire after attaining age 62 and 5 years of plan service, in an amount determined annually by the Directors. The Executive Plan may be terminated by the Board of Directors at any time. In 1994, the amounts accrued pursuant to the Executive Plan for the accounts of the officers named in the Summary Compensation Table set forth herein, is included as All Other Long Term Compensation. Future estimated benefits do not take compensation into consideration.

                                  SAVINGS PLAN

     The Citizens & Northern Savings and Retirement Plan (Savings Plan) is qualified under Section 401(k) of the Internal Revenue Code. It allows a participant to authorize the deposit into the Plan of before tax earnings of from 1% to 15% of his compensation as he may elect. Under the Tax Reform Act, the maximum amount of elective contributions that could be made by a participant, during 1994, was nine thousand two hundred and forty dollars ($9,240.00), and also subject to the a $150,000 compensation limit. All officers and employees of Citizens & Northern Bank, including the officers named in the Summary Compensation Table set forth herein, are eligible to participate in the 401(k) Plan. A participant may also make voluntary contributions to the Plan from after tax savings of up to 10% of his compensation. The Bank is required to contribute a basic employer contribution equal to at least 2% of each eligible participant's compensation; in addition, the Bank may make a discretionary basic contribution. The total actual basic employer contribution for 1994 was equal to 4%. In addition, the Bank makes matching contributions equal to 100% of the participant's before tax contributions up to 3% of his compensation and equal to 50% of such contributions between 3% and 5% of his compensation. The Bank's basic contributions are invested in the common stock of the Corporation. All participant's contributions and the Bank's matching contributions, at the participant's election, are invested in either a Fixed Fund or an Equity Fund maintained by the Bank as Trustee. In 1994, the bank's contribution to the Savings Plan for the accounts of the officers named in the Summary Compensation Table set forth herein, is included as All Other Long Term Compensation. Substantially all officers and employees of the Bank are eligible to participate in the Savings Plan.

                              INCENTIVE AWARD PLAN

     The Board of Directors of the Bank has adopted an Incentive Award Plan for certain members of the management group of the Bank in order to promote a superior level of performance relating to the Bank's financial goals. Under the Incentive Award Plan, if predetermined performance goals are realized by the Bank in a given fiscal year, the participants will receive awards ranging up to a maximum of 25% of their base salaries (i.e., salary before reduction for the Savings Plan, and without regard to incentive award payments).

     Under the Incentive Award Plan, immediately before the beginning of each year the Salary Committee of the Board of Directors of the Bank will designate the participants in the Plan and set a minimum and maximum level of awards for each class of participants and the individual performance and financial goals of the Bank or appropriate unit to be achieved. The Salary Committee, at its discretion, may adjust award payments under the Incentive Award Plan based on extraordinary circumstances, conflicts with long-term financial and development objectives, or below standard individual participant performance. All awards under the Incentive Award Plan will be paid in cash and are paid as soon as practical after the end of a plan year.

                              CERTAIN TRANSACTIONS

     Certain directors and officers of the Corporation and Bank and their associates (including corporations of which such persons are officers or 10% beneficial owners) were customers of, and had transactions with the Bank in the ordinary course of business during the year ended December 31, 1994. Similar transactions may be expected to take place in the future. Such transactions included the purchase of certificates of deposit and extensions of credit in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risks of collectibility or present other unfavorable features. The Bank expects that any other transactions with directors and officers and their associates in the future will be conducted on the same basis.

     The law firm of Owlett, Lewis & Ginn, P.C., of which Director Owlett is an employee and in which he has an interest, acts as legal counsel for the Corporation and Bank.

                     PROPOSAL 2 -- APPROVAL AND ADOPTION OF
            CITIZENS & NORTHERN CORPORATION 1995 STOCK INCENTIVE PLAN

     On January 19, 1995, the Board of Directors of the Corporation approved and adopted the Citizens & Northern Corporation 1995 Stock Incentive Plan (the "Stock Incentive Plan"). The Board of Directors directed and ordered that the Stock Incentive Plan be submitted to the stockholders of the Corporation for their approval and adoption at the 1995 Annual Meeting of Stockholders to be held on April 18, 1995. The following is a brief summary of the provisions of the Stock Incentive Plan. Such summary is qualified in its entirety by reference to the text of the Stock Incentive Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

     The stated purpose of the Stock Incentive Plan is to advance the development, growth and financial condition of Citizens & Northern Corporation (the "Corporation") and its subsidiaries by providing incentives through participation in the appreciation of the capital stock of the Corporation so as to secure, retain and motivate personnel who may be responsible for the operation and management of the affairs of the Corporation and any such subsidiary now or hereafter existing. The Stock Incentive Plan is designed to attract and retain individuals of outstanding ability to employment with the Corporation and its subsidiaries, to encourage employees to acquire proprietary interest in the Corporation, to continue employment with the Corporation and its subsidiaries, and to render superior performance during such employment.

     Generally, the Stock Incentive Plan becomes effective as of the date it is adopted by the Corporation's Board of Directors and duly approved by the Corporation's stockholders. The shares of stock that may be issued under the Stock Incentive Plan shall not exceed in the aggregate 60,000 shares (subject to proportional adjustment to reflect increases or decreases resulting from stock splits, stock dividends and recapitalizations) of the Corporation's common stock, par value $1.00 per share (the "Stock"). Such Stock utilized by the Stock Incentive Plan may be authorized and unissued capital stock of the Corporation or it may be such capital stock issued and subsequently reacquired by the Corporation as treasury stock. The Stock Incentive Plan will be administered by a disinterested committee consisting of the Salary and Pension Committee as determined, selected and appointed by the Board (the "Committee"). The Committee shall be responsible for the management and operation of the Stock Incentive Plan.

     Awards may be made under the Plan in the form of:

     (a) "Qualified Options" to purchase Stock that are intended to qualify for certain federal income tax treatment as incentive stock options under Sections 421 and 422 of the Internal Revenue Code of 1986, AS AMENDED (the "Code"). The purchase price for a Qualified Option must not be less then 100% of the fair market value of the Stock on the day the Qualified Option is granted. The Qualified Option may not be exercised later than 10 years from the date that it is granted and may be exercised by a recipient only while he or she is an employee of the Corporation or a subsidiary thereof, except in the case of death, disability or retirement. Upon exercise of a Qualified Option, payment may be made in cash, in shares of Stock, or by a combination of cash and shares of Stock.

     (b) "Non-Qualified Options" to purchase Stock not intended to qualify under Section 421 and 422 of the Code. The option price of a Non-Qualified

Option and the period during which it may be exercise will be established by the Committee. Upon exercise of a Non-Qualified Option, payment may be made in cash, in shares of Stock, or by a combination of cash and shares of Stock.

     (c) "Stock Appreciation Rights" ("SARs") entitle a recipient to receive from the Corporation an amount equal to the positive difference between the fair market value of the shares of the Stock at the time that the SAR is granted and the fair market value of shares of Stock on the date of exercise of the SAR. SARs may be granted in tandem with an option, in addition to an option, or may be free standing and unrelated to an option. The Committee will determine whether an SAR will be settled in cash, in shares of Stock, or a combination of cash and shares of Stock.

     (d) "Restrictive Stock" is a grant of shares of Stock with such conditions as shall be determined by the Committee as to the duration of the restrictive period and the conditions under which the Restrictive Stock will vest. The Committee shall determine the purchase price, if any, for the Restrictive Stock. If a recipient ceases to be an employee during the restricted period for any reason, all the unvested shares of Restrictive Stock will be forfeited.

     More than one award may be granted to an eligible person. Generally, persons eligible to receive awards shall be all key officers and other management employees of the Corporation and any subsidiaries. The persons to whom awards will be made and the amount of each award shall be determined by the Committee. As of January 31, 1995, there were approximately 5 key officers and other management employees of the Corporation and its subsidiaries, each of whom is eligible to participate in the Stock Incentive Plan.

TERM

     The Stock Incentive Plan shall be effective as of the date it is adopted by the Corporation's Board of Directors (the "Board"), so long as the Corporation's stockholders duly approve the Stock Incentive Plan within twelve (12) months after the date of the Board's adoption of the Stock Incentive Plan. If the Stock Incentive Plan is so approved by the stockholders, it shall continue in effect until all awards either have lapsed, been satisfied or cancelled according to the terms under the Stock Incentive Plan.

STOCK

     The shares that may be issued under the Stock Incentive Plan shall not exceed in the aggregate 60,000 shares of the Corporation's common stock, par value $1.00 per share. The number of shares issuable including shares subject to outstanding awards shall be adjusted for any stock split, dividend, distribution or division, recapitalization, merger, consolidation or reorganization.

ADMINISTRATION

     The Plan shall be administered by Salary and Pension Committee of the Corporation (the "Committee") which consists of two or more non-employee directors who serve for such terms as determined, selected and appointed by the Board of Directors. The members of the Committee must be members of the Board and must have been granted no discretionary award from the Stock Incentive Plan or any other plan of the Corporation or its subsidiaries for the year prior to his or her appointment to the Committee.

ELIGIBILITY

     Persons eligible to receive awards under the Stock Incentive Plan shall be all key officers and other management employees of the Corporation and any of its subsidiaries as determined by the Committee. In no case, however, shall any current member of the Committee be eligible to receive any award. Persons eligible to receive awards shall not necessarily have any right to receive awards. Rather, the Committee shall have sole authority, exercisable in its discretion consistent with the provisions of the Stock Incentive Plan, to select when, to whom and under what facts and circumstances awards may be made.

FEDERAL INCOME TAX CONSEQUENCES OF OPTION AWARDS

     The Qualified Options under the Stock Incentive Plan are intended to qualify as incentive stock options as defined in Code Section 422. Under the provisions of the Code, an employee who acquires Stock through the exercise of a Qualified Option will not recognize taxable income upon either the grant or the exercise of the option. If the Stock acquired by the exercise of a Qualified Option is held until the later of: (a) two years from the date of the grant, and (b) one year from the date of the exercise, any gain (or loss) recognized on the sale or exchange of the Stock will be treated as long-term capital gain (or loss), and the Corporation will not be entitled to any income tax deduction. If Stock acquired by the exercise of a Qualified Option is sold or exchanged before the expiration of the required holding period, the employee will recognize ordinary income in the year of disposition in an amount equal to the difference between the option price and the lesser of the fair market value of the Stock on the date of exercise, or the selling price. In the event of a disqualifying disposition, the Corporation will be entitled to an income tax deduction in the year of such disposition in an amount equal to the amount of ordinary income recognized by the employee.

     An employee who receives a Non-Qualified Option will not recognize taxable income upon the grant of the option. However, upon the exercise of a Non-Qualified Option, the employee will recognize ordinary income in an amount equal to the excess of the fair market value of the Stock on the date that the option is exercised over the purchase price paid for the Stock. The Corporation will be entitled to an income tax deduction in the year of exercise in an amount equal to the amount of income recognized by the employee.

     The federal income tax consequences to an employee and the Corporation may vary from those described above, depending upon the particular facts and circumstances.

     The Board of Directors of the Corporation adopted the C&N Stock Incentive Plan at its regular meeting on January 19, 1995, subject to the approval of the shareholders of the Corporation. Accordingly, the following resolution will be presented for a vote of the shareholders at the Annual Meeting and the Board recommends that it be approved:

     "RESOLVED, that the adoption of the Citizens & Northern Corporation 1995 Stock Incentive Plan is hereby approved, ratified, and confirmed."

     The approval of the Stock Incentive Plan requires the affirmative vote of at least a majority of the shares of common stock of the Corporation, represented in person or by proxy, and entitled to vote at the meeting.

     The Board of Directors recommends a vote "FOR" the Proposal to approve the adoption of the Citizens & Northern Corporation 1995 Stock Incentive Plan.

        PROPOSAL 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Parente, Randolph, Orlando, Carey & Associates has been the independent public accounting firm appointed by the Bank since 1981, and has been selected by the Board as the independent public accounting firm for the Corporation and the Bank for 1995. No member of the firm or any of its associates has a financial interest in the Corporation. Parente, Randolph, Orlando, Carey & Associates provides, in addition to audit services, non-audit professional services such as preparation of income tax returns, consultations, and various other services. Non-audit services are considered to have no effect on the independence of the accountants. A representative of Parente, Randolph, Orlando, Carey & Associates is expected to be present at the Annual Meeting to answer appropriate questions from shareholders and will be afforded an opportunity to make any statement that the firm desires.

     The Board of Directors recommends a vote "FOR" ratification of the appointment of Parente, Randolph, Orlando, Carey & Associates as independent auditors of the Corporation.

                              SHAREHOLDER PROPOSALS

     Any proposal intended to be presented by a shareholder of the Corporation at the Corporation's 1996 Annual Meeting must be received by the Corporation no later than January 10, 1996 to be considered for inclusion in the Corporation's proxy statement for such meeting. Any proposal should be addressed to the Secretary of the Corporation, 90-92 Main Street, Wellsboro, Pennsylvania 16901.

                                  OTHER MATTERS

     The management of the Corporation does not intend to bring any other matters before the Annual Meeting and is not presently informed of any other business which others may bring before such meeting. However, if any other matters should properly come before such meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, determine.

                             ADDITIONAL INFORMATION

     The Corporation's Annual Report for the year 1994, including financial statements as certified by Parente, Randolph, Orlando, Carey & Associates, was mailed with this Proxy Statement on or about March 20, 1995, to the shareholders of record as of the close of business on March 3, 1995.

     A COPY OF THE CORPORATION'S 1994 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED FREE OF CHARGE TO SHAREHOLDERS. WRITTEN REQUEST SHOULD BE DIRECTED TO THE TREASURER, CITIZENS & NORTHERN CORPORATION, 90-92 MAIN STREET, WELLSBORO, PA, 16901, OR BY PHONE AT 717-724-3411.


                                   By Order of the Board of Directors,
                                   Kathleen M. Osgood
                                   Corporate Secretary


Dated:  March 20, 1995

                                                                       Exhibit A
                         CITIZENS & NORTHERN CORPORATION
                            1995 STOCK INCENTIVE PLAN

1.   Purpose.

     The purpose of this Stock Incentive Plan (the "Plan") is to advance the development, growth and financial condition of Citizens & Northern Corporation (the "Corporation") and each subsidiary thereof as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), by providing incentives through participation in the appreciation of capital stock of the Corporation so as to secure, retain and motivate personnel who may be responsible for the operation and management of the affairs of the Corporation and any such subsidiary now or hereafter existing ("Subsidiary").

2.   Term.

     The Plan shall become effective as of the date it is adopted by the Corporation's Board of Directors (the "Board"), so long as the Corporation's stockholders duly approve the Plan within twelve (12) months either before or after the date of the Board's adoption of the Plan. Any and all options and rights awarded under the Plan ("Awards") before it is so approved by the Corporation's stockholders shall be conditional upon and may not be exercised before timely obtainment of such approval, and shall lapse upon the failure thereof. If the Plan is so approved, it shall continue in effect until all Awards either have lapsed or been exercised, satisfied or cancelled according to their terms under the Plan.

3.   Stock.

     The shares of stock that may be issued under the Plan shall not exceed in the aggregate 60,000 shares of the Corporation's common stock, par value $1.00 per share (the "Stock"), as may be adjusted pursuant to paragraph 18 hereof. Such shares of Stock may be either authorized and unissued shares of Stock, or authorized shares of Stock issued by the Corporation and subsequently reacquired by it as treasury stock. Under no circumstances shall any fractional shares of Stock be issued or sold under the Plan or any Award. Except as may be otherwise provided in the Plan, any Stock subject to an Award that for any reason lapses or terminates prior to its exercise as to such Stock shall become and again be available under the Plan. The Corporation shall reserve and keep available, and shall duly apply for any requisite governmental authority to issue or sell the number of shares of Stock needed to satisfy the requirements of the Plan while in effect. The Corporation's failure to obtain any such governmental authority deemed necessary by the Corporation's legal counsel for the lawful issuance and sale of Stock under the Plan shall relieve the Corporation of any duty, or liability for the failure to issue or sell such Stock as to which such authority has not been obtained.

4.   Administration.

     The Plan shall be administered by the Salary and Pension Committee (the "Committee") consisting of not fewer than two (2) non-employee directors from the Board serving for such terms as determined, selected and appointed by the Board. To serve on the Committee, a person must be a director of the Corporation and during the year prior to commencing service on the Committee, was not granted or awarded any Awards, allocations or other options or rights of or with respect to Stock or any other capital stock of the Corporation or its affiliates pursuant to the Plan or any other plan of the Corporation or its affiliates which provides for discretionary grants or awards. A majority of the Committee's membership shall constitute a quorum for the transaction of all business of the Committee, and all decisions and actions taken by the Committee shall be determined by a majority of the members of the Committee attending a meeting at which a quorum of the Committee is present.

     The Committee shall be responsible for the management and operation of the Plan and, subject to its provisions, shall have full, absolute and final power and authority, exercisable in its sole discretion: to interpret and construe the provisions of the Plan, adopt, revise and rescind rules and regulations relating to the Plan and its administration, and decide all questions of fact arising in the application thereof; to determine what, to whom, when and under what facts and circumstances Awards shall be made, and the form, number, terms, conditions and duration thereof, including but not limited to when exercisable, the number of shares of Stock subject thereto, and Stock option purchase prices; to adopt, revise and rescind procedural rules for the transaction of the Committee's business, subject to any directives of the Board not inconsistent with the provisions or intent of the Plan or applicable provisions of law; and to make all other determinations and decisions, take all actions and do all things necessary or appropriate in and for the administration of the Plan. The Committee's determinations, decisions and actions under the Plan, including but not limited to those described above, need not be uniform or consistent, but may be different and selectively made and applied, even in similar circumstances and among similarly situated persons. Unless contrary to the provisions of the Plan, all decisions, determinations and actions made or taken by the Committee shall be final and binding upon the Corporation and all interested persons, and their heirs, personal and legal representatives, successors, assigns and beneficiaries. No member of the Committee or of the Board shall be liable for any decision, determination or action made or taken in good faith by such person under or with respect to the Plan or its administration.

5.   Awards.

     Awards may be made under the Plan in the form of: (a) "Qualified Options" to purchase Stock that are intended to qualify for certain tax treatment as incentive stock options under Sections 421 and 422 of the Code, (b) "Non-Qualified Options" to purchase Stock that are not intended to qualify under Sections 421-424 of the Code, (c) Stock appreciation rights ("SARs"), or (d) "Restricted Stock". More than one Award may be granted to an eligible person, and the grant of any Award shall not prohibit the grant of any other Award, either to the same person or otherwise, or impose any obligation upon the person to whom granted to exercise the Award. All Awards and the terms and conditions thereof shall be set forth in written agreements, in such form and content as approved by the Committee from time to time, and shall be subject to the provisions of the Plan whether or not contained in such agreements. Multiple Awards for a particular person may be set forth in a single written agreement or in multiple agreements, as determined by the Committee, but in all cases each agreement for one or more Awards shall identify each of the Awards thereby represented as a Qualified Option, Non-Qualified Option, SAR, or Restricted Stock, as the case may be. Every Award made to a person (a "Recipient") shall be exercisable during his or her lifetime only by the Recipient, and shall not be salable, transferable or assignable by the Recipient except by his or her Will or pursuant to applicable laws of descent and distribution.

6.   Eligibility.

     Persons eligible to receive Awards shall be those key officers and other employees of the Corporation and each Subsidiary as determined by the Committee. In no case, however, shall any current member of the Committee be eligible to receive any Awards. A person's eligibility to receive Awards shall not confer upon him or her any right to receive any Awards; rather, the Committee shall have the sole authority, exercisable in its discretion consistent with the provisions of the Plan, to select when, to whom and under what facts and circumstances Awards will be made. Except as otherwise provided, a person's eligibility to receive, or actual receipt of Awards under the Plan shall not limit or affect his or her benefits under or eligibility to participate in any other incentive or benefit plan or program of the Corporation or its affiliates.

7.   Qualified Options.

     In addition to other applicable provisions of the Plan, all Qualified Options and Awards thereof shall be under and subject to the following terms and conditions:

     (a) No Qualified Option shall be awarded more than ten (10) years after the date the Plan is adopted by the Board or the date the Plan is approved by the Corporation's stockholders, whichever date is earlier;

     (b) The time period during which any Qualified Option is exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months or continue beyond the expiration of ten (10) years after the date such Option is awarded;

     (c) If the Recipient of a Qualified Option ceases to be employed by the Corporation or any Subsidiary for any reason other than his or her death, the Committee may permit the Recipient thereafter to exercise such Option during its remaining term for a period of not more than three (3) months after such cessation of employment to the extent that the Option was then and remains exercisable, unless such employment cessation was due to the Recipient's disability as defined in Section 22(e)(3) of the Code, in which case such three (3) month period shall be twelve (12) months; if the Recipient dies while employed by the Corporation or a Subsidiary, the Committee may permit the Recipient's qualified personal representatives, or any persons who acquire the Qualified Option pursuant to his or her Will or laws of descent and distribution, thereafter to exercise such Option during its remaining term for a period of not more than twelve (12) months after the Recipient's death to the extent that the Option was then and remains exercisable; the Committee may impose terms and conditions upon and for said exercise of such Qualified Option after such cessation of the Recipient's employment or his or her death;

     (d) The purchase price of a share of Stock subject to any Qualified Option, as determined by the Committee, shall not be less than the Stock's fair market value at the time such Option is awarded as determined under paragraph 13 hereof, or less than the Stock's par value.

8.   Non-Qualified Options.

     In addition to other applicable provisions of the Plan, all Non-Qualified Options and Awards thereof shall be under and subject to the following terms and conditions:

     (a) The time period during which any Non-Qualified Option is exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months or continue beyond the expiration of ten
          (10) years after the date such Option is awarded;

     (b) If a Recipient of a Non-Qualified Option, before its lapse or full exercise, ceases to be eligible under the Plan, the Committee may permit the Recipient thereafter to exercise such Option during its remaining term, to the extent that the Option was then and remains exercisable, for such time period and under such terms and conditions as may be prescribed by the Committee;

     (c) The purchase price of a share of Stock subject to any Non-Qualified Option, as determined by the Committee, shall not be less than the Stock's par value.

9.   Stock Appreciation Rights.

     In addition to other applicable provisions of the Plan, all SARs and Awards thereof shall be under and subject to the following terms and conditions:

     (a) SARs may be granted either alone, or in connection with another previously or contemporaneously granted Award (other than another SAR) so as to operate in tandem therewith by having the exercise of one affect the right to exercise the other, as and when the Committee may determine; however, no SAR shall be awarded in connection with a Qualified Option more than ten (10) years after the date the Plan is adopted by the Board or the date the Plan is approved by the Corporation's stockholders, whichever date is earlier;

     (b) Each SAR shall entitle its Recipient to receive upon exercise of the SAR all or a portion of the excess of (i) the fair market value at the time of such exercise of a specified number of shares of Stock as determined by the Committee, over (ii) a specified price as determined by the Committee of such number of shares of Stock that, on a per share basis, is not less than the Stock's fair market value at the time the SAR is awarded;

     (c) Upon exercise of any SAR, the Recipient shall be paid either in cash or in Stock, or in any combination thereof, as the Committee shall determine; if such payment is to be made in Stock, the number of shares thereof to be issued pursuant to the exercise shall be determined by dividing the amount payable upon exercise by the Stock's fair market value at the time of exercise;

     (d) The time period during which any SAR is exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months or continue beyond the expiration of ten (10) years after the date such SAR is awarded; however, no SAR connected with another Award shall be exercisable beyond the last date that such other connected Award may be exercised;

     (e) If a Recipient of a SAR, before its lapse or full exercise, ceases to be eligible under the Plan, the Committee may permit the Recipient thereafter to exercise such SAR during its remaining term, to the extent that the SAR was then and remains exercisable, for such time period and under such terms and conditions as may be prescribed by the Committee;

     (f) No SAR shall be awarded in connection with any Qualified Option unless the SAR (i) lapses no later than the expiration date of such connected

          Option, (ii) is for not more than the difference between the Stock purchase price under such connected Option and the Stock's fair market value at the time the SAR is exercised, (iii) is transferable only when and as such connected Option is transferable and under the same conditions, (iv) may be exercised only when such connected Option may be exercised, and (v) may be exercised only when the Stock's fair market value exceeds the Stock purchase price under such connected Option.

10.  Restricted Stock.

     In addition to other applicable provisions of the Plan, all Restricted Stock and Awards thereof shall be under and subject to the following terms and conditions:

     (a) Restricted Stock shall consist of shares of Stock that may be acquired by and issued to a Recipient at such time, for such or no purchase price, and under and subject to such transfer, forfeiture and other restrictions, conditions or terms as shall be determined by the Committee, including but not limited to prohibitions against transfer, substantial risks of forfeiture within the meaning of Section 83 of the Code, and attainment of performance or other goals, objectives or standards, all for or applicable to such time periods as determined by the Committee;

     (b) Except as otherwise provided in the Plan or the Restricted Stock Award, a Recipient of shares of Restricted Stock shall have all the rights as does a holder of Stock, including without limitation the right to vote such shares and receive dividends with respect thereto; however, during the time period of any restrictions, conditions or terms applicable to such Restricted Stock, the shares thereof and the right to vote the same and receive dividends thereon shall not be sold, assigned, transferred, exchanged, pledged, hypothecated, encumbered or otherwise disposed of except as permitted by the Plan or the Restricted Stock Award;

     (c) Each certificate issued for shares of Restricted Stock shall be deposited with the Secretary of the Corporation, or the office thereof, and shall bear a legend in substantially the following form and content:

               This Certificate and the shares of Stock hereby represented are subject to the provisions of the Corporation's Stock Incentive Plan and a certain agreement entered into between the owner and the Corporation pursuant to said Plan. The release of this Certificate and the shares of Stock hereby represented from such provisions shall occur only as provided by said Plan and agreement, a copy of which are on file in the office of the Secretary of the Corporation.

          Upon the lapse or satisfaction of the restrictions, conditions and terms applicable to such Restricted Stock, a certificate for the shares of Stock free thereof without such legend shall be issued to the Recipient;

     (d) If a Recipient's employment with the Corporation or a Subsidiary ceases for any reason prior to the lapse of the restrictions, conditions or terms applicable to his or her Restricted Stock, all of the Recipient's Restricted Stock still subject to unexpired restrictions, conditions or terms shall be forfeited absolutely by the Recipient to the Corporation without payment or delivery of any consideration or other thing of value by the Corporation or its affiliates, and thereupon and thereafter neither the Recipient nor his or her heirs, personal or legal representatives, successors, assigns, beneficiaries, or any claimants under the Recipient's Last Will or laws of descent and distribution, shall have any rights or claims to or interests in the forfeited Restricted Stock or any certificates representing shares thereof, or claims against the Corporation or its affiliates with respect thereto.

11.  Exercise.

     Except as otherwise provided in the Plan, Awards may be exercised in whole or in part by giving written notice thereof to the Secretary of the Corporation, or his or her designee, identifying the Award being exercised, the number of shares of Stock with respect thereto, and other information pertinent to exercise of the Award. The purchase price of the shares of Stock with respect to which an Award is exercised shall be paid with the written notice of exercise, either in cash or in Stock at its then current fair market value, or in any combination thereof, as the Committee shall determine. Funds received by the Corporation from the exercise of any Award shall be used for its general corporate purposes.

     The number of shares of Stock subject to an Award shall be reduced by the number of shares of Stock with respect to which the Recipient has exercised rights under the Award. If a SAR is awarded in connection with another Award, the number of shares of Stock that may be acquired by the Recipient under the other connected Award shall be reduced by the number of shares of Stock with respect to which the Recipient has exercised his or her SAR, and the number of shares of Stock subject to the Recipient's SAR shall be reduced by the number of shares of Stock acquired by the Recipient pursuant to the other connected Award.

     The Committee may permit an acceleration of previously established exercise terms of any Awards as, when, under such facts and circumstances, and subject to such other or further requirements and conditions as the Committee may deem necessary or appropriate. In addition: (a) if the Corporation or its stockholders execute an agreement to dispose of all or substantially all of the Corporation's assets or capital stock by means of sale, merger, consolidation, reorganization, liquidation or otherwise, as a result of which the Corporation's stockholders as of immediately before such transaction will not own at least fifty percent (50%) of the total combined voting power of all classes of voting capital stock of the surviving entity (be it the Corporation or otherwise) immediately after the consummation of such transaction, thereupon any and all Awards immediately shall become and remain exercisable with respect to the total number of shares of Stock still subject thereto for the remainder of their respective terms until the consummation of such transaction, or if not consummated, until the agreement therefor expires or is terminated, in which case thereafter all Awards shall be treated as if said agreement never had been executed; (b) if there is an actual, attempted or threatened change in the ownership of at least twenty-five percent (25%) of all classes of voting capital stock of the Corporation through the acquisition of, or an offer to acquire such percentage of the Corporation's voting capital stock by any person or entity, or persons or entities acting in concert or as a group, and such acquisition or offer has not been duly approved by the Board; or (c) if during any period of two (2) consecutive years, the individuals who at the beginning of such period constituted the Board, cease for any reason to constitute at least a majority of the Board, unless the election of each director of the Board, who was not a director of the Board at the beginning of such period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period, thereupon any and all

Awards immediately shall become and remain exercisable with respect to the total number of shares of Stock still subject thereto for the remainder of their respective terms, thereupon any and all Awards immediately shall become and remain exercisable with respect to the total number of shares of Stock still subject thereto for the remainder of their respective terms.

12.  Withholding.

     Whenever the Corporation is about to issue or transfer Stock pursuant to any Award, the Corporation may require the Recipient to remit to the Corporation an amount sufficient to satisfy fully any federal, state and other jurisdictions' income and other tax withholding requirements prior to the delivery of any certificates for such shares of Stock. Whenever payments are to be made in cash to any Recipient pursuant to his or her exercise of an Award, such payments shall be made net after deduction of all amounts sufficient to satisfy fully any federal, state and other jurisdictions' income and other tax withholding requirements.

13.  Value.

     Where used in the Plan, the "fair market value" of Stock or any options or rights with respect thereto, including Awards, shall mean and be determined by
(a) the average of the highest and lowest reported sales prices thereof on the principal established domestic securities exchange on which listed, and if not listed, then (b) the average of the dealer "bid" and "ask" prices thereof on the New York over-the-counter market as reported by the National Association of Securities Dealers, Inc., in either case as of the specified or otherwise required or relevant time, or if not traded as of such specified, required or relevant time, then based upon such reported sales or "bid" and "ask" prices before and/or after such time in accordance with pertinent provisions of and principles under the Code and the regulations promulgated thereunder.

14.  Amendment.

     To the extent permitted by applicable law, the Board may amend, suspend, or terminate the Plan at any time; provided, however, that: (a) no amendment may be adopted that permits an Award to be granted to any member of the Committee; (b) with respect to qualified options, except as specified in paragraph 18 hereof, no amendment may be adopted that will increase the number of shares reserved for Awards under the Plan, change the option price, or change the provisions required for compliance with Section 422 of the Code and regulations issued thereunder; and (c) notwithstanding anything to the contrary herein, no amendment may be adopted to increase the number of securities that may be issued under the Plan, except as specified in paragraph 18 hereof, materially increase the benefits accruing to recipients or materially modify the requirements for eligibility to participate in the Plan, without the approval of the shareholders of the Corporation, to the extent that shareholder approval is required under Section 16 of the Securities Exchange Act of 1934, as amended, and the regulations thereunder, as from time to time in effect. The amendment or termination of this Plan shall not, without the consent of the Recipients, alter or impair any rights or obligations under any Award previously granted hereunder.

     In addition and subject to the foregoing, the Committee may prescribe other or additional terms, conditions and provisions with respect to the grant or exercise of any or all Awards as the Committee may determine necessary or appropriate for such Awards and the Stock subject thereto to qualify under and comply with all applicable laws, rules and regulations, and changes therein, including but not limited to the provisions of Sections 421 and 422 of the Code,
Section 16 of the Securities Exchange Act of 1934, as amended, and Rule

16b-3 promulgated by the Securities and Exchange Commission. Without limiting the generality of the preceding sentence, each Qualified Option, and any SAR awarded in connection therewith, shall be subject to such other and additional terms, conditions and provisions as the Committee may deem necessary or appropriate in order to qualify such Option, or connected Option and SAR, as an incentive stock option under Section 422 of the Code, including but not limited to the following Provisions:

          (i) the aggregate fair market value, at the time such Option is awarded, of the Stock subject thereto and of any Stock or other capital stock with respect to which incentive stock options qualifying under Sections 421 and 422 of the Code are exercisable for the first time by the Recipient during any calendar year under the Plan and any other plans of the Corporation or its affiliates, shall not exceed $100,000.00; and

          (ii) No Qualified Option, or any SAR in connection therewith, shall be awarded to any person if at the time of such Award, such person owns Stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Corporation or its affiliates, unless at the time such Option or SAR is awarded the Stock purchase price under such Option is at least one hundred and ten percent (110%) of the fair market value of the Stock subject to such Option and the Option (and any SAR connected therewith) by its terms is not exercisable after the expiration of five (5) years from the date it is awarded.

     From time to time, the Committee may rescind, revise and add to any of such terms, conditions and provisions as may be necessary or appropriate to have any Awards be or remain qualified and in compliance with all applicable laws, rules and regulations, and may delete, omit or waive any of such terms, conditions or provisions that are no longer required by reason of changes in applicable laws, rules or regulations.

15.  Continued Employment.

     Nothing in the Plan or any Award shall confer upon any Recipient or other persons any right to continue in the employment of, or maintain any particular relationship with the Corporation or its affiliates, or limit or affect any rights, powers or privileges that the Corporation or its affiliates may have to supervise, discipline and terminate such Recipient or other persons, and the employment and other relationships thereof. However, the Committee may require as a condition of making and/or exercising any Award that its Recipient agree to, and in fact provide services, either as an employee or in another capacity, to or for the Corporation or any Subsidiary for such time period following the date the Award is made and/or exercised as the Committee may prescribe. The immediately preceding sentence shall not apply to any Qualified Option to the extent such application would result in disqualification of said Option as an incentive stock option under Sections 421 and 422 of the Code.

16.  General Restrictions.

     Each Award shall be subject to the requirement and provision that if at any time the Committee determines it necessary or desirable as a condition of or in consideration of making such Award, or the purchase or issuance or Stock thereunder, (a) the listing, registration or qualification of the Stock subject to the Award, or the Award itself, upon any securities exchange or under any federal or state securities or other laws, (b) the approval of any governmental authority, or (c) an agreement by the Recipient with respect to disposition of any Stock (including without limitation that at the time of the Recipient's exercise of the Award, any Stock thereby acquired is being and will be acquired solely for investment purposes and without any intention to sell or distribute such Stock), then such Award shall not be consummated in whole or in part unless such listing, registration, qualification, approval or agreement shall have been appropriately effected or obtained to the satisfaction of the Committee and legal counsel for the Corporation.

17.  Rights.

     Except as otherwise provided in the Plan, the Recipient of any Award shall have no rights as a holder of the Stock subject thereto unless and until one or more certificates for the shares of such Stock are issued and delivered to the Recipient. No adjustments shall be made for dividends, either ordinary or extraordinary, or any other distributions with respect to Stock, whether made in cash, securities or other property, or any rights with respect thereto, for which the record date is prior to the date that any certificates for Stock subject to an Award are issued to the Recipient pursuant to his or her exercise thereof. No Award, or the grant thereof, shall limit or affect the right or power of the Corporation or its affiliates to adjust, reclassify, recapitalize, reorganize or otherwise change its or their capital or business structure, or to merge, consolidate, dissolve, liquidate or sell any or all of its or their business, property or assets.

18.  Adjustments.

     In the event of any change in the number of issued and outstanding shares of Stock which results from a stock split, reverse stock split, payment of a stock dividend or any other change in the capital structure of the Corporation, the Committee shall proportionately adjust the maximum number of shares subject to each outstanding Award, and (where appropriate) the purchase price per share thereof (but not the total purchase price under the Award), so that upon exercise or realization of such Award, the Recipient shall receive the same number of shares he or she would have received had he or she been the holder of all shares subject to his or her outstanding Award and immediately before the effective date of such change in the number of issued and outstanding shares of Stock. Such adjustments shall not, however, result in the issuance of fractional shares. Any adjustment under this paragraph 18 shall be made by the Committee, subject to approval by the Board. No adjustments shall be made that would cause a Qualified Option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     In the event the Corporation is the party to any merger, consolidation or other reorganization, any and all outstanding Awards shall apply and relate to the securities to which a holder of Stock is entitled after such merger, consolidation or other reorganization. Upon any liquidation or dissolution of the Corporation, any and all outstanding Awards shall terminate upon consummation of such liquidation or dissolution, but prior to such consummation shall be exercisable to the extent that the same otherwise are exercisable under the Plan.

19.  Forfeiture.

     Notwithstanding anything to the contrary in this Plan, if the Committee finds after full consideration of the facts presented on behalf of the Corporation and the involved Recipient, that he or she has been engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of his or her employment by the Corporation or any Subsidiary that has damaged it, or that the Recipient has disclosed trade secrets of the Corporation or its affiliates, the Recipient shall forfeit all rights under and to all unexercised Awards, and all exercised Awards under which the Corporation has not yet delivered payment or certificates for shares of Stock (as the case may be), all of which Awards and rights shall be automatically cancelled. The decision of the Committee as to the cause of the Recipient's discharge from employment with the Corporation or any Subsidiary and the damage thereby suffered shall be final for purposes of the Plan, but shall not affect the finality of the Recipient's discharge by the Corporation or Subsidiary for any other purposes. The preceding provisions of this paragraph shall not apply to any Qualified Option to the extent such application would result in disqualification of said Option as an incentive stock option under Sections 421 and 422 of the Code.

20.  Indemnification.

     In and with respect to the administration of the Plan, the Corporation shall indemnify each present and future member of the Committee and/or of the Board, who shall be entitled without further action on his or her part to indemnity from the Corporation for all damages, losses, judgments, settlement amounts, punitive damages, excise taxes, fines, penalties, costs and expenses (including without limitation attorneys' fees and disbursements) incurred by such member in connection with any threatened, pending or completed action, suit or other proceedings of any nature, whether civil, administrative, investigative or criminal, whether formal or informal, and whether by or in the right or name of the Corporation, any class of its security holders, or otherwise, in which such member may be or have been involved, as a party or otherwise, by reason of his or her being or having been a member of the Committee and/or of the Board, whether or not he or she continues to be such a member. The provisions, protection and benefits of this paragraph shall apply and exist to the fullest extent permitted by applicable law to and for the benefit of all present and future members of the Committee and/or of the Board, and their respective heirs, personal and legal representatives, successors and assigns, in addition to all other rights that they may have as a matter of law, by contract, or otherwise, except (a) as may not be allowed by applicable law, (b) to the extent there is entitlement to insurance proceeds under insurance coverage provided by the Corporation on account of the same matter or proceeding for which indemnification hereunder is claimed, or (c) to the extent there is entitlement to indemnification from the Corporation, other than under this paragraph, on account of the same matter or proceeding for which indemnification hereunder is claimed.

21.  Miscellaneous.

     Any reference contained in this Plan to a particular section or provision of law, rule or regulation, including but not limited to the Internal Revenue Code of 1986 and the Securities Exchange Act of 1934, both as amended, shall include any subsequently enacted or promulgated section or provision of law, rule or regulation, as the case may be, of similar import. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor rule that may be promulgated by the Securities and Exchange Commission, and to the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by applicable law and deemed advisable by the Committee. Where used in this Plan: the plural shall include the singular, and unless the context otherwise clearly requires, the singular shall include the plural; and, the term "affiliates" shall mean each and every Subsidiary and any parent of the Corporation. The captions of the numbered paragraphs contained in this Plan are for convenience only, and shall not limit or affect the meaning, interpretation or construction of any of the provisions of the Plan.

                         CITIZENS & NORTHERN CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 18, 1995

The undersigned hereby appoints R. Robert DeCamp and Edward L. Learn, and each or either of them, as the attorneys and proxies of the undersigned, with full power of substitution in each, to vote all shares of the common stock of Citizens & Northern Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Tuesday, April 18, 1995 at 2:00 P.M. (local time), at 90-92 Main Street, Wellsboro, Pennsylvania 16901, and at any adjournments thereof, and to vote as follows:

1.   ELECTION OF CLASS II DIRECTORS.

     Nominees: R. James Dunham, Edward L. Learn, John H. Macafee, Leonard
               Simpson and Donald E. Treat.
      __                                              __
     |__| VOTE FOR all nominees listed above         |__| VOTE WITHHELD from all
          (except as marked to the contrary below)         nominees listed
                                                           above.

          ----------------------------------------------------------------------
          (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided above.)

2. APPROVAL AND ADOPTION OF THE CITIZENS & NORTHERN CORPORATION 1995 STOCK INCENTIVE PLAN.
           __                  __                   __
          |__| VOTE FOR       |__| VOTE AGAINST    |__| ABSTAIN

3. APPROVAL OF THE APPOINTMENT OF THE FIRM OF PARENTE, RANDOLPH, ORLANDO, CAREY & ASSOCIATES AS INDEPENDENT AUDITORS.
           __                  __                   __
          |__| VOTE FOR       |__| VOTE AGAINST    |__| ABSTAIN

4. OTHER MATTERS. In their discretion, to vote with respect to any other matters that may properly come before the Meeting or any adjournments thereof.

                                     (over)
- --------------------------------------------------------------------------------

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE SHAREHOLDER. UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                           Dated: ________________________, 1995

                                           ___________________________ Signature

                                           ___________________________ Signature


           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                    USING THE ENCLOSED POSTAGE-PAID ENVELOPE.